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                              BAGDAD CHASE, INC.
                          A PUBLIC NEVADA CORPORATION
                        359 SAN MIGUEL DRIVE, SUITE 203
                           NEWPORT BEACH, CA  92660
                      (714) 644-4633 . FAX (714) 644-2647

                      SECURITIES AND EXCHANGE COMMISSION
                            Filing Desk First Floor
                              450 Fifth St., N.W.
                            Washington, D.C.  20549

                                    FORM 8K
                                    -------

                 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT
                     *Resubmitted via EDGAR March 5, 1997
             (Report Pursuant to Item 4, Item 304, Sections 13 or
                 15(d) of the Securities Exchange Act of 1934)

                              BAGDAD CHASE, INC.

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Date of Event:            1-27-97

State of Incorporation:   Nevada

Commission File:          No. 0-7833  IRS ID #95-236978

Address of Principal Executive Office:  359 SAN MIGUEL DRIVE, SUITE
                                        203, NEWPORT BEACH, CA  92660

Registrants Phone Number:  (714) 644-4633

Item 4 (a) Date Board approved engagement of new accountant:
          1/27/97, Donald C. Collie, CPA 359 San Miguel Drive,
          Newport Beach, CA  92660-6419

       (a)  Date accountant accepted appointment:  1/29/97

                (b) This engagement was due to the Board of Director's policy of changing accountancy firms every five (5) years. The termination of Rammel & Company did not relate to any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure. There were no financial or reporting function disagreements as to any accounting for the two most recent fiscal years or for any interim report prior to the date of termination at the decision-making level which triggered the change, as set forth in the



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         accompanying letter of Rammell & Company.

                (c) The former principal accountant's report on the financial statements for any of the past five years did not contain an adverse opinion or a disclaimer of opinion nor were the reports qualified as to the uncertainty, audit scope, or accounting principles.

                (d) A copy of 8K report and concurring response from Rammell & Company, the former accountants, via a letter addressed to the commission, herein incorporated as attached states that they agree with the statements made by the registrant.

                (e) Neither the Audit Committee nor the Board of Directors decided to change accountants for any reason other than the Board's policy of making such changes every five years.

ITEM 5.  OTHER EVENTS.

There are no other events requiring a report.

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report, on its behalf by the Undersigned, thereunto duly authorized.

DATED:  Resubmitted March 5, 1997 via EDGAR

               (seal)                     BAGDAD CHASE, INC.


                                          /s/ George Rodda, Jr.,
                                          George Rodda, Jr.,
                                          Secretary/Attorney at Law